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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the reference of our firm under the caption "Experts" in this Registration Statement (Amendment No. 2 to Form S-4) and related Prospectus of Aladdin Gaming Holdings, LLC and Aladdin Capital Corp. for the registration of 13 1/2% Series B Senior Discount Notes and to the incorporation by reference therein of our reports dated January 15, 1998, with respect to the consolidated financial statements of Aladdin Gaming Holdings, LLC and subsidiaries and the financial statements of Aladdin Gaming, LLC and Aladdin Capital Corp.

                                          /s/ ARTHUR ANDERSEN LLP
                                          --------------------------------------
                                           ARTHUR ANDERSEN LLP

Las Vegas, Nevada
July 20, 1998